Exhibit 1
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, par value $0.05 per share, of PharmaFrontiers Corp. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.
Date: April 24, 2006

ALBERT & MARGARET ALKEK FOUNDATION			CHASWIL, LTD.

By:	/s/	Scott B. Seaman	By:	/s/	Charles A. Williams

	Scott B. Seaman			Charles A. Williams

	Executive Director			President

ALKEK & WILLIAMS VENTURES LTD.			DLD FAMILY INVESTMENTS, LLC

By:	/s/	Scott B. Seaman	By:	/s/	Laura Liang

	Scott B. Seaman			Laura Liang

	Attorney-in-Fact			Vice President

DANIEL C. ARNOLD			SCOTT B. SEAMAN

By:	/s/	Daniel C. Arnold	By:	/s/ Scott B. Seaman

JOE M. BAILEY			RANDA DUNCAN WILLIAMS

By:	/s/	Joe M. Bailey	By:	/s/	Randa Duncan Williams

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